Exhibit 99.1

Riot Blockchain Appoints Christopher Ensey as Chief Operating Officer

CASTLE ROCK, Colo., Jan 30, 2018 — Riot Blockchain, Inc. (Nasdaq: RIOT) (the "Company") today announced that it has appointed Christopher Ensey as its Chief Operating Officer.  Mr. Ensey comes to Riot from Dunbar Security Solutions, where he served as Dunbar's Chief Operating Officer managing over 150 security professionals across physical and digital operations while capturing over 100 mid to large enterprise clients.

"Chris brings a strong wealth of corporate experience in cyber security and a passion for blockchain technology to Riot," commented John O'Rourke, Chairman and CEO of the Company. "He has long-standing enterprise relationships from his experience at IBM and Dunbar, and a technical depth in blockchain technology from his active involvement in the space over the past five years."

Over the last 20 years, Chris Ensey has established himself as a cybersecurity expert and strategic executive.  In 2012, he joined Dunbar Armored to launch their cybersecurity services practice. As Chief Operating Officer, he led a team of security professionals delivering industry leading capabilities to detect and remediate cyber-attacks across the globe. Prior to Dunbar, he served as Director of Government Solutions at SafeNet, where he was responsible for business development and marketing for their extensive suite of encryption and authentication products. At IBM, Mr. Ensey served as Principal Security Strategist for their federal division. He architected cybersecurity solutions for large scale enterprise environments leveraging IBM's extensive technology and services portfolio. Ensey has also held technical roles at SAIC and BEA Systems.  He serves as an advisor to numerous cybersecurity and blockchain companies and has a BS in Computer Engineering from Virginia Tech. He has been actively using crypto based currencies since the earliest days of bitcoin. His most recent blockchain work has centered on applying distributed ledger technologies to solve complex information security and privacy challenges.

The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous digital currencies, including Bitcoin, Ethereum and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, accounting, verification and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain, Inc. is leveraging its expertise and a network of professional advisors to build and support blockchain technologies.  It is establishing an Advisory Board with technical experience intending to become a leading authority and supporter of blockchain, while providing investment exposure to the rapidly growing Bitcoin and blockchain ecosystems. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-Q for the period ended September 30, 2017 filed with the Securities and Exchange Commission (the "SEC") on November 13, 2017 and in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017, as amended as of April 27, 2017 and August 15, 2017. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future.  See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com

Investor Contact
IR@RiotBlockchain.com